SEC Form 4 FORM 4 Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b). UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 or Section 30(h) of the Investment Company Act of 1940 OMB APPROVAL OMB Number: 3235-0287 Estimated average burden hours per response: 0.5 2. Issuer Name and Ticker or Trading Symbol ADT Inc. [ ADT ] 3. Date of Earliest Transaction (Month/Day/Year) 05/04/2023 5. Relationship of Reporting Person(s) to Issuer (Check all applicable) X Director 10% Owner X Officer (give title below) Other (specify below) President & CEO 4. If Amendment, Date of Original Filed (Month/Day/Year) 6. Individual or Joint/Group Filing (Check Applicable Line) X Form filed by One Reporting Person Form filed by More than One Reporting Person 1. Name and Address of Reporting Person* DeVries, James David (Last) (First) (Middle) C/O ADT INC. 1501 YAMATO ROAD (Street) BOCA RATON FL 33431 (City) (State) (Zip) Rule 10b5-1(c) Transaction Indication Check this box to indicate that a transaction was made pursuant to a contract, instruction or written plan that is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c). See Instruction 10. Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned 3. Transaction Code (Instr. 8) 4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5) 1. Title of Security (Instr. 3) 2. Transaction Date (Month/Day/Year) 2A. Deemed Execution Date, if any (Month/Day/Year) Code V Amount (A) or (D) Price 5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4) 6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4) 7. Nature of Indirect Beneficial Ownership (Instr. 4) Common Stock 05/04/2023 P 50,000 A $ 4.96 (1) 2,131,705 D Common Stock 1,409,814.5 I Bethel Ventures LLC (2)

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities) 4. Transaction Code (Instr. 8) 5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5) 6. Date Exercisable and Expiration Date (Month/Day/Year) 7. Title and Amount of Securities Underlying Derivative Security (Instr. 3 and 4) 1. Title of Derivative Security (Instr. 3) 2. Conversion or Exercise Price of Derivative Security 3. Transaction Date (Month/Day/Year) 3A. Deemed Execution Date, if any (Month/Day/Year) Code V (A) (D) Date Exercisable Expiration Date Title Amount or Number of Shares 8. Price of Derivative Security (Instr. 5) 9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4) 10. Ownership Form: Direct (D) or Indirect (I) (Instr. 4) 11. Nature of Indirect Beneficial Ownership (Instr. 4) Explanation of Responses: 1. The price reported in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.94 to $5.10, inclusive. The reporting person undertakes to provide to ADT, any security holder of ADT, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote. 2. An LLC of which the reporting person is the manager with full control, and a beneficial owner together with a family gift trust. Remarks: Exhibit 24 Power of Attorney attached /s/MaryJon Donnelly, attorney-in-fact 05/04/2023 ** Signature of Reporting Person Date Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly. * If the form is filed by more than one reporting person, see Instruction 5 (b)(v). ** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a). Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure. Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.